UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

        RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 6th Floor

Los Angeles, California 90033

(323) 224-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2012, David D. O’Toole ceased serving as Vice President and Chief Financial Officer of Response Genetics, Inc. (the “Company”). The Company has appointed Kevin R. Harris to serve as the Company’s Interim Chief Financial Officer on a temporary basis effective August 20, 2012.

Mr. Harris, 43 years old, previously served as Chief Financial Officer and a director of CyberDefender Corporation from 2009 until August 2012 (and as interim Chief Executive Officer from August 2011 until August 2012) and as Chief Operating Officer of Statmon Technologies Corp from 2004 to 2009. He began his career at KPMG Peat Marwick as a senior auditor. Mr. Harris’s other professional experience includes serving as Head of Production, Finance at PolyGram Television, Director of Corporate Financial Planning at Metro-Goldwyn-Mayer Studios and Senior Vice President of Finance at RKO Pictures. Mr. Harris earned a Bachelor of Science in Business Administration from California State University, San Bernardino and is a Certified Public Accountant in the State of California.

Pursuant to the terms of an offer letter the Company entered into with Mr. Harris on August 15, 2012 (the “Offer Letter”), Mr. Harris will be employed “at-will” and will be entitled to a base salary of $22,000 per month. Mr. Harris will also be covered under the Company’s director and officer indemnification policy while performing the duties of his position and will be required to enter into customary non-disclosure and confidentiality agreements.

The foregoing description of the Offer Letter does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no other arrangements or understandings pursuant to which Mr. Harris was selected as the Company's Interim Chief Financial Officer. There are no family relationships among any of the Company's directors, executive officers and Mr. Harris, and there are no related party transactions between the Company and Mr. Harris reportable under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit #	Description

10.1	Offer Letter to Kevin R. Harris, dated August 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Date: August 21, 2012	By:	/s/ Thomas Bologna

Name:	Thomas Bologna
Title:	Chairman of the Board of Directors
and Chief Executive Officer